FOR IMMEDIATE RELEASE

GENERAL FINANCE CORPORATION TO ANNOUNCE SECOND QUARTER FISCAL YEAR 2015 FINANCIAL RESULTS ON FEBRUARY 9, 2015

PASADENA, CA – January 22, 2015– General Finance Corporation (NASDAQ: GFN), the parent company of businesses in the mobile storage, liquid containment and modular space industries (the “Company”), will announce its financial results for the second quarter ended December 31, 2014 of fiscal year 2015 before the U.S. market opens on Monday, February 9, 2015.

Management will host a conference call the same day at 8:30 a.m. Pacific Time (11:30 a.m. Eastern Time) to discuss the Company's operating results. The conference call number for U.S. participants is (866) 901-5096 and the conference call number for participants outside the U.S. is (706) 643-3717. The conference ID number for both conference call numbers is 72154571. Additionally, interested parties can listen to a live webcast of the call in the "Investor Relations" section of the Company's website at http://www.generalfinance.com.

A replay of the conference call may be accessed through February 23, 2015 by dialing (800) 585-8367 (U.S.) or (404) 537-3406 (international), using conference ID number 72154571.

After the replay has expired, interested parties can listen to the conference call via webcast in the "Investor Relations" section of the Company's website at http://www.generalfinance.com.

About General Finance Corporation

Headquartered in Pasadena, California, General Finance Corporation (NASDAQ: GFN, www.generalfinance.com) is the parent company of businesses in the mobile storage, liquid containment and modular space (“portable services”) industries.  Management’s expertise in these sectors drives disciplined growth strategies, operational guidance, effective capital allocation and capital markets support for the Company’s subsidiaries.  The Company’s Asia-Pacific leasing operations in Australia and New Zealand consist of majority-owned Royal Wolf Holdings Limited (www.royalwolf.com.au), the leading provider of portable storage solutions in those regions, and North America leasing operations consist of wholly-owned Pac-Van, Inc. (www.pacvan.com) and Lone Star Tank Rental Inc. (www.lonestartank.com),  providers of portable storage, office and liquid storage tank containers, mobile offices and modular buildings. The Company also owns 90% of Southern Frac, LLC (www.southernfrac.com), a manufacturer of portable liquid storage tank containers in North America.   Royal Wolf’s shares trade on the Australian Securities Exchange under the symbol RWH.

Investor/Media Contact

Larry Clark
Financial Profiles, Inc.
310-622-8223